Exhibit 5.2

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel. (312) 782-0600

Main Fax (312) 701-7711

www.mayerbrown.com

December 14, 2011

ACE Limited

Baerengasse 32

Zurich CH-8001

Switzerland

ACE INA Holdings Inc.

436 Walnut Street

Philadelphia, Pennsylvania 19106

Re:	ACE Limited
ACE INA Holdings Inc.
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have represented ACE Limited (“ACE”), a Swiss company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the “Registration Statement”) relating to ACE’s Common Shares and Warrants to Purchase Common Shares (the “Warrants”), and guarantees (the “Guarantees”) of debt securities of ACE INA Holdings Inc., a Delaware corporation (“ACE INA”) and of preferred securities of ACE Capital Trust III and ACE Capital Trust IV. We have also represented ACE INA in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to ACE INA’s Debt Securities (the “Debt Securities”), which are fully and unconditionally guaranteed by ACE. All such securities are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established by or pursuant to resolutions of ACE’s Board of Directors and/or ACE INA’s Board of Directors, as applicable, (the “Corporate Proceedings”).

The ACE INA Debt Securities are to be issued under a senior indenture (the “ACE INA Senior Indenture”) among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, or a subordinated indenture (the “ACE INA Subordinated Indenture” and, together with the ACE INA Senior Indenture, the “ACE INA Indentures”) among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of December 1, 1999, with certain terms of the ACE INA Debt Securities to be established by or pursuant to resolutions of the Board of Directors of ACE and ACE INA as part of the corporate action taken and to be taken relating to the issuance of the ACE INA Debt Securities.

The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of ACE as part of the Corporate Proceedings and to be taken relating to the issuance of the Warrants. We have assumed that the Warrant Agreements, when executed, will have terms that are in compliance with applicable New York and Swiss law.

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement as an exhibit to which this opinion will be filed, (ii) the ACE INA Senior Indenture, (iii) the form of ACE

INA Senior Note (including the form of ACE Guaranty), (iv) the ACE INA Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement and (v) the form of ACE INA Subordinated Note (including the form of ACE Guaranty). We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i) ACE INA is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

(ii) The ACE INA Senior Indenture, assuming the due authorization thereof by ACE, constitutes a valid and binding obligation of ACE INA, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The ACE INA Senior Notes, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the ACE INA Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the ACE INA Senior Indenture and when payment therefor is received, will constitute valid and legally binding obligations of ACE INA entitled to the benefits provided by the ACE INA Senior Indenture.

(iv) The ACE INA Subordinated Indenture, assuming the due authorization thereof by ACE and when duly executed and delivered, will constitute a valid and binding obligation of ACE INA, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v) The ACE INA Subordinated Notes, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the ACE INA Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the ACE INA Subordinated Indenture and when payment therefor is received, will constitute valid and legally binding obligations of ACE INA entitled to the benefits provided by the ACE INA Subordinated Indenture.

(vi) The Guarantees, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Guarantees contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the ACE INA Debt Securities or preferred securities of ACE Capital Trust III or ACE Capital Trust IV that is guaranteed by ACE, when duly executed and delivered and endorsed on an ACE INA Senior Note or ACE INA Subordinated Note, or with respect to a preferred security of ACE Capital Trust III or ACE Capital Trust IV, will constitute valid and binding obligations of ACE, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vii) The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares of ACE underlying the Warrants, when duly executed and delivered, will constitute valid and binding obligations of ACE, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(viii) The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares of ACE underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and binding obligations of ACE and will be entitled to the benefits provided by the Warrant Agreements.

We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and we express no opinion herein concerning the laws of any other jurisdiction.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

Very truly yours,

/s/ MAYER BROWN LLP

MAYER BROWN LLP